Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES SECOND QUARTER RESULTS
Adjusted Diluted Net Income of $0.48 per Unit
Cash Distribution of $0.48 per Unit
GAAP Diluted Net Income of $0.48 per Unit

New York, NY, July 30, 2015 – AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended June 30, 2015.
“Global markets were volatile in the second quarter of 2015, with Greece’s debt crisis, China’s stock market rout and rising certainty among investors about a second-half US interest rate hike,” said Peter S. Kraus, Chairman and Chief Executive Officer. “Many investors were unwilling to take risk as a result, and we felt the effects across our business - yet we still were able to attract $2 billion in net new assets and grow our adjusted net revenues, operating income and margin both sequentially and year-on-year.”

(US $ Thousands except per Unit amounts)	2Q 2015	2Q 2014	1Q 2015	2Q 2015 vs 2Q 2014 % Change	2Q 2015 vs 1Q 2015 % Change

Adjusted Financial Measures (1)
Net revenues	$657,360	$629,133	$633,995	4.5%	3.7%
Operating income	$158,252	$144,489	$151,613	9.5%	4.4%
Operating margin	24.1%	23.0%	23.9%
AB Holding Diluted EPU	$0.48	$0.45	$0.45	6.7%	6.7%
AB Holding cash distribution per Unit	$0.48	$0.45	$0.45	6.7%	6.7%

U.S. GAAP Financial Measures
Net revenues	$792,737	$753,648	$762,571	5.2%	4.0%
Operating income	$164,922	$143,440	$153,214	15.0%	7.6%
Operating margin	20.0%	19.0%	19.9%
AB Holding Diluted EPU	$0.48	$0.44	$0.45	9.1%	6.7%

(US $ Billions)
Assets Under Management
Ending AUM	485.1	480.2	485.9	1.0%	(0.2%)
Average AUM	492.6	464.2	481.0	6.1%	2.4%

(1)
The adjusted financial measures are all non-GAAP financial measures. See pages 12-17 for reconciliations of GAAP Financial Results to Adjusted Financial Results and page 18 for notes describing the adjustments.

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Kraus continued: “We remain keenly focused on executing on our long-term strategy to deliver for our clients with strong investment performance, a broad and relevant array of global offerings and unique and innovative solutions to their most pressing needs. Our progress continues: As of June 30th, 87%, 90% and 94% of our fixed income assets were in services that beat their benchmarks for the 1-, 3- and 5-year periods, respectively. In active equities, our share of outperforming assets further improved in the quarter, to 87% for the 1-year period, 85% for the 3-year and 66% for the 5-year. In Institutional, we were net flow positive again this quarter, and in addition to funding a $10 billion Customized Retirement Strategies (CRS) mandate, we completed a successful second asset raise for our Real Estate Private Equity fund. We finished the quarter with a stable pipeline of $5.3 billion. In Retail, while we were not immune to the decline in industry flows precipitated by macro issues, we continued to broaden and diversify our global penetration. We raised $200 million in a local Global High Yield Fund launch in Taiwan during the quarter, taking our on-shore AUM there past the $3 billion mark. We’re also participating in the shift from fixed income to equity investing in Asia, most notably in Japan, where US Large Cap Growth, US Concentrated Growth and Global Core rank among our top five funds by gross sales for the quarter and year-to-date. In Private Wealth Management, we continue to deliver for clients with our innovative solutions. Dynamic Asset Allocation (DAA) celebrated its five year anniversary during the quarter with a since-inception record of reducing client portfolio volatility by 5-6% on average with no negative impact on returns. We closed our Real Estate Equity Fund II service during the quarter with $465 million in committed capital from private clients. Today we have $880 million in committed but as yet unfunded assets across our suite of targeted services in Private Wealth. On the sell side, recognition for our differentiated research is as high as ever. In the 2015 survey of portfolio managers by a major independent US research firm, Bernstein’s US research analysts ranked #1 for research product quality and knowledge of companies and industries - in each case for the 12th consecutive year - as well as #1 for quality of analyst service, for the 13th straight year. Finally, we’re delivering for our clients and stakeholders with better firm financials. Our adjusted net revenues grew by 4.5%, and our adjusted operating income by 9.5%, from last year’s second quarter, for an incremental margin of nearly 50%. Everyone here is committed to providing the utmost service to our clients, while at the same time growing our top line in a cost-effective way. I’m grateful to our AB team for all the hard work and commitment they put in each day to steering our firm toward a future of long-term, sustained growth.”
The firm’s cash distribution per unit of $0.48 is payable on August 27, 2015, to holders of record of AB Holding Units at the close of business on August 10, 2015.
Market Performance
US and global equity markets were positive in the second quarter, while US and global fixed income markets were negative. The S&P 500’s total return was 0.3% in the second quarter, while the MSCI EAFE Index’s total return was 0.8%. The Barclays US Aggregate Index returned (1.7)% during the second quarter and the Barclays Global Aggregate ex US Index’s total return was (0.8)%.

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Assets Under Management ($ Billions)
Total assets under management as of June 30, 2015 were $485.1 billion, down $0.8 billion, or 0.2%, from March 31, 2015, and up $4.9 billion, or 1.0%, from June 30, 2014.

	Institutions	Retail	Private Wealth Management	Total
Assets Under Management 6/30/15	$244.2	$163.0	$77.9	$485.1
Net Flows for Three Months Ended 6/30/15	$3.5	$(0.9)	$(0.4)	$2.2
Total net inflows were $2.2 billion, compared to the prior quarter’s net inflows of $6.0 billion and the prior-year period’s net inflows of $8.3 billion.
Net inflows to the Institutions channel were $3.5 billion, compared to net inflows of $5.4 billion in the first quarter of 2015. Institutions gross sales of $14.2 billion increased 94% from the prior quarter’s $7.3 billion. The pipeline of awarded but unfunded Institutional mandates decreased sequentially from $15.8 billion to $5.3 billion at June 30, 2015. The $10 billion Customized Retirement Strategies (“CRS”) mandate that was added to the pipeline during the fourth quarter of 2014 funded during the quarter.
The Retail channel experienced second quarter 2015 net outflows of $0.9 billion, compared to the prior quarter’s $0.5 billion in net inflows. Retail gross sales of $9.1 billion decreased 16% sequentially from the first quarter’s $10.8 billion.
In the Private Wealth channel, net outflows were $0.4 billion, compared to net inflows of $0.1 billion in the previous quarter. Private Wealth gross sales increased 6% to $1.5 billion from the prior quarter’s $1.4 billion.
Second Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation. These non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.

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Non-GAAP Earnings
This section discusses our second quarter 2015 non-GAAP financial results, as compared to the second quarter of 2014 and the first quarter of 2015. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information. The most directly comparable US GAAP items are reconciled to these non-GAAP items on pages 12-17 of this release.
Adjusted net revenues of $657 million were up 4% compared to the second quarter of 2014, driven by higher base fees, investment gains compared to investment losses in the prior-year period and higher Bernstein Research revenues, partly offset by lower performance-based fees and higher net distribution expense, the result of current quarter distribution payments and amortization of deferred sales commissions that exceeded distribution revenues. Sequentially, adjusted net revenues were up 4%, driven by higher base and performance-based fees and higher investment gains, partly offset by lower Bernstein Research revenues. Bernstein Research revenues increased 3% from the second quarter of 2014 due to increased client activity in the US and Asia, offsetting a decline in Europe, and declined 3% from the first quarter of 2015 due to decreased client activity in the US and Europe, partially offset by growth in Asia.
Adjusted operating expenses were $499 million for the second quarter, up 3% compared to the prior-year period, driven by higher total compensation and benefits and promotion and servicing expenses, partly offset by lower general and administrative (“G&A”) expense. The year-over-year increase in total compensation and benefits expense was a result of higher base compensation, fringes and incentive compensation, partially offset by lower commissions. The increase in promotion and servicing expense was due to higher trade execution and clearance. Within G&A, the decline was primarily due to lower professional fees and occupancy expense, partly offset by higher technology expense.
Sequentially, adjusted operating expenses were up 4%, driven by higher compensation and benefits and promotion and servicing expenses, which were partly offset by slightly lower G&A. The sequential increase in total compensation and benefits expense was driven by higher incentive and base compensation and higher recruitment costs. The increase in promotion and servicing expense was driven by higher marketing and travel and entertainment expenses. The decrease in G&A was due to lower foreign exchange expense.
Adjusted operating income of $158 million increased 10% from $144 million for the second quarter of 2014, and the adjusted operating margin increased to 24.1% from 23.0%. On a sequential basis, adjusted operating income increased 4% from $152 million, and the adjusted operating margin increased from 23.9%.
Adjusted diluted net income per Unit was $0.48 compared to $0.45 in both the second quarter of 2014 and first quarter of 2015.

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US GAAP Earnings
Net revenues of $793 million were up 5% compared to the second quarter of 2014, as base fees, investment gains, Bernstein Research revenues and distribution revenues were all higher, and only partly offset by lower performance-based fees. Sequentially, net revenues increased 4%, as a result of higher base and performance-based fees, investment gains and distribution revenues, partly offset by lower Bernstein Research revenues.
Operating expenses were $628 million for the second quarter, up 3% year-over-year, due to higher employee compensation and benefits, promotion and servicing and G&A expenses. Employee compensation and benefits expense increased from the prior-year period due to higher base and incentive compensation and higher fringes, partially offset by lower commissions. Promotion and servicing expense increased from the prior-year period due primarily to higher amortization of deferred sales commissions. Within G&A, higher portfolio services and technology expenses were partly offset by lower professional fees and occupancy expense. The Company recorded a $0.1 million non-cash real estate credit during the second quarter of 2015 as part of its ongoing global real estate consolidation plan compared to a $0.5 million non-cash real estate credit in the second quarter of 2014.
On a sequential basis, operating expenses were up 3% as a result of higher employee compensation and benefits, promotion and servicing, and G&A expenses. Employee compensation and benefits expense increased due to higher incentive and base compensation and higher recruitment costs. Promotion and servicing expense increased as a result of higher distribution plan payments and higher marketing and travel and entertainment expenses. Within G&A, higher portfolio services fees and technology expense were partially offset by lower foreign exchange expense. The Company’s $0.1 million non-cash real estate credit in the current quarter compares to a $0.4 million non-cash real estate credit in the first quarter of 2015.
Operating income of $165 million for the second quarter of 2015 increased 15% from $143 million for the second quarter of 2014 and increased 8% from $153 million in the first quarter of 2015.
Diluted net income per Unit for the second quarter of 2015 was $0.48 compared to $0.44 in the second quarter of 2014 and $0.45 in the first quarter of 2015.
Headcount
As of June 30, 2015, we had 3,565 employees, compared to 3,411 employees as of June 30, 2014 and 3,486 employees as of March 31, 2015.
Unit Repurchases
During the second quarter and first six months of 2015, AB purchased 0.1 million and 0.8 million AB Holding Units for $4.3 million and $21.3 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 0.1 million and 0.7 million AB Holding Units for $4.0 million and $19.0 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards. During the second quarter and first six months of 2014, AB purchased approximately 15,000 and 200,000 AB Holding Units for $0.4 million and $4.1 million, respectively (on a trade date basis). These amounts reflect purchases from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.

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Second Quarter 2015 Earnings Conference Call Information
Management will review second quarter 2015 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, July 30, 2015. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1.    To listen by webcast, please visit AB’s Investor Relations website at http://abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.
2.       To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 80809846.
The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of second quarter 2015 financial and operating results on July 30, 2015.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights. Also, in the future, AB may provide public disclosures to investors via Twitter and other appropriate internet-based social media.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 80809846.
Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2014 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The possibility that AB will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.
About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2015 AB Holding owned approximately 36.9% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 62.7% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

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AB (The Operating Partnership)
Non-GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	2Q 2015	2Q 2014	1Q 2015	2Q 2015 vs. 2Q 2014% Change	2Q 2015 vs. 1Q 2015 % Change

Adjusted revenues:
Base fees	$497,689	$472,433	$487,378	5.3%	2.1%
Performance fees	14,257	19,505	4,152	(26.9%)	243.4%
Bernstein research services	121,910	118,973	126,046	2.5%	(3.3%)
Net distribution revenues	(3,441)	(952)	(3,601)	261.4%	(4.4%)
Net dividends and interest	5,532	4,524	4,943	22.3%	11.9%
Investments gains (losses)	4,617	(2,723)	89	n/m	5,087.6%
Other revenues	17,426	17,987	15,607	(3.1%)	11.7%
Total adjusted revenues	657,990	629,747	634,614	4.5%	3.7%
Less: interest expense	630	614	619	2.6%	1.8%
Total adjusted net revenues	657,360	629,133	633,995	4.5%	3.7%

Adjusted operating expenses:
Employee compensation and benefits	337,058	322,403	323,677	4.5%	4.1%
Promotion and servicing	50,764	49,830	46,285	1.9%	9.7%
General and administrative	103,935	105,452	104,760	(1.4%)	(0.8%)
Contingent payment arrangements	442	320	443	38.1%	(0.2%)
Interest	736	768	854	(4.2%)	(13.8%)
Amortization of intangible assets	6,512	6,010	6,461	8.4%	0.8%
Net income (loss) attributable to non-controlling interests	(339)	(139)	(98)	143.9%	245.9%
Total adjusted operating expenses	499,108	484,644	482,382	3.0%	3.5%

Adjusted operating income	158,252	144,489	151,613	9.5%	4.4%

Adjusted income taxes	9,153	6,886	10,448	32.9%	(12.4%)

Adjusted net income	$149,099	$137,603	$141,165	8.4%	5.6%

AB Holding Adjusted diluted EPU	$0.48	$0.45	$0.45	6.7%	6.7%

Ending headcount	3,565	3,411	3,486	4.5%	2.3%

Ending AUM (in billions)	$485.1	$480.2	$485.9	1.0%	(0.2%)
Average AUM (in billions)	$492.6	$464.2	$481.0	6.1%	2.4%

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AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	2Q 2015	2Q 2014	1Q 2015	2Q 2015 vs. 2Q 2014 % Change	2Q 2015 vs. 1Q 2015 % Change

GAAP revenues:
Base fees	$501,667	$472,843	$489,836	6.1%	2.4%
Performance fees	14,257	19,505	4,152	(26.9%)	243.4%
Bernstein research services	121,910	118,973	126,046	2.5%	(3.3%)
Distribution revenues	111,850	110,342	109,184	1.4%	2.4%
Dividends and interest	5,667	4,678	5,094	21.1%	11.2%
Investments gains (losses)	11,993	828	3,888	1,348.4%	208.5%
Other revenues	26,023	27,093	24,990	(3.9%)	4.1%
Total revenues	793,367	754,262	763,190	5.2%	4.0%
Less: interest expense	630	614	619	2.6%	1.8%
Total net revenues	792,737	753,648	762,571	5.2%	4.0%

GAAP operating expenses:
Employee compensation and benefits	337,640	327,472	326,327	3.1%	3.5%
Promotion and servicing
Distribution-related payments	102,578	101,968	100,386	0.6%	2.2%
Amortization of deferred sales commissions	12,713	9,326	12,399	36.3%	2.5%
Other	59,182	58,936	55,537	0.4%	6.6%
General and administrative
General & administrative	108,092	105,913	107,333	2.1%	0.7%
Real estate (credits) charges	(80)	(505)	(383)	(84.2%)	(79.1%)
Contingent payment arrangements	442	320	443	38.1%	(0.2%)
Interest on borrowings	736	768	854	(4.2%)	(13.8%)
Amortization of intangible assets	6,512	6,010	6,461	8.4%	0.8%
Total operating expenses	627,815	610,208	609,357	2.9%	3.0%

Operating income	164,922	143,440	153,214	15.0%	7.6%

Income taxes	9,153	7,008	10,470	30.6%	(12.6%)

Net income	155,769	136,432	142,744	14.2%	9.1%

Net income (loss) of consolidated entities attributable to non-controlling interests	6,675	(3)	1,275	n/m	423.5%

Net income attributable to AB Unitholders	$149,094	$136,435	$141,469	9.3%	5.4%

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AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME
(US $ Thousands)	2Q 2015	2Q 2014	1Q 2015	2Q 2015 vs. 2Q 2014 % Change	2Q 2015 vs. 1Q 2015 % Change

Equity in Net Income Attributable to AB Unitholders	$54,409	$48,467	$51,616	12.3%	5.4%
Income Taxes	6,185	5,613	6,031	10.2%	2.6%
Net Income	48,224	42,854	45,585	12.5%	5.8%

Additional Equity in Earnings of Operating Partnership (1)	426	376	355	13.3%	20.0%
Net Income - Diluted	$48,650	$43,230	$45,940	12.5%	5.9%
Diluted Net Income per Unit	$0.48	$0.44	$0.45	9.1%	6.7%
Distribution per Unit	$0.48	$0.45	$0.45	6.7%	6.7%

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	2Q 2015	2Q 2014	1Q 2015	2Q 2015 vs. 2Q 2014 % Change	2Q 2015 vs. 1Q 2015 % Change
AB L.P.
Period-end	272,972,925	269,114,795	272,607,593	1.4%	0.1%
Weighted average - basic	272,857,719	268,781,607	272,831,439	1.5%	—%
Weighted average - diluted	274,110,553	269,951,116	273,929,180	1.5%	0.1%
AB Holding L.P.
Period-end	100,712,572	96,811,627	100,324,540	4.0%	0.4%
Weighted average - basic	100,577,659	96,450,794	100,548,013	4.3%	—%
Weighted average - diluted	101,830,493	97,620,303	101,645,754	4.3%	0.2%

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | June 30, 2015
($ billions)
Ending and Average	Three Months Ended
	6/30/15	6/30/14
Ending Assets Under Management	$485.1	$480.2
Average Assets Under Management	$492.6	$464.2

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$243.7	$164.3	$77.9	$485.9
Sales/New accounts	14.2	9.1	1.5	24.8
Redemption/Terminations	(9.3)	(9.7)	(0.4)	(19.4)
Net Cash Flows	(1.4)	(0.3)	(1.5)	(3.2)
Net Flows	3.5	(0.9)	(0.4)	2.2
AUM Adjustments (3)	—	—	0.2	0.2
Investment Performance	(3.0)	(0.4)	0.2	(3.2)
End of Period	$244.2	$163.0	$77.9	$485.1

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$115.4	$50.9	$225.5	$32.6	$9.8	$51.7	$485.9
Sales/New accounts	4.0	0.1	8.7	1.2	0.1	10.7	24.8
Redemption/Terminations	(3.4)	—	(14.5)	(0.8)	(0.1)	(0.6)	(19.4)
Net Cash Flows	(2.1)	(0.5)	(0.7)	(0.4)	0.3	0.2	(3.2)
Net Flows	(1.5)	(0.4)	(6.5)	—	0.3	10.3	2.2
AUM Adjustments (3)	0.1	—	—	0.1	—	—	0.2
Investment Performance	1.4	(0.2)	(3.9)	(0.2)	(0.1)	(0.2)	(3.2)
End of Period (2)	$115.4	$50.3	$215.1	$32.5	$10.0	$61.8	$485.1
(1) Includes index and enhanced index services.
(2) Includes multi-asset solutions and services and certain alternative investments.
(3) Includes Private Wealth assets that were previously netted by margin loans within an actively managed account.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$146.6	$98.9	$76.1	$321.6
Non-U.S. Clients	97.6	64.1	1.8	163.5
Total	$244.2	$163.0	$77.9	$485.1

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Second Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$515,924		$(3,978)							$511,946
Bernstein research services	121,910									121,910
Distribution revenues	111,850	(115,291)								(3,441)
Dividend and interest income	5,667			(135)						5,532
Investment gains (losses)	11,993			(362)	(7,014)					4,617
Other revenues	26,023		(8,597)							17,426
Total revenues	793,367	(115,291)	(12,575)	(497)	(7,014)	—	—	—	—	657,990
Less: interest expense	630									630
Net revenues	792,737	(115,291)	(12,575)	(497)	(7,014)	—	—	—	—	657,360

Employee compensation and benefits	337,640			(582)						337,058
Promotion and servicing	174,473	(115,291)	(8,418)							50,764
General and administrative	108,012		(4,157)			80				103,935
Contingent payment arrangements	442									442
Interest on borrowings	736									736
Amortization of intangible assets	6,512									6,512
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(339)	(339)
Total expenses	627,815	(115,291)	(12,575)	(582)	—	80	—	—	(339)	499,108

Operating income	164,922	—	—	85	(7,014)	(80)	—	—	339	158,252
Income taxes	9,153									9,153
Net income	155,769	—	—	85	(7,014)	(80)	—	—	339	149,099
Net income (loss) of consolidated entities attributable to non-controlling interests	6,675				(7,014)				339	—
Net income attributable to AB Unitholders	$149,094	$—	$—	$85	$—	$(80)	$—	$—	$—	$149,099

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First Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$493,988		$(2,458)							$491,530
Bernstein research services	126,046									126,046
Distribution revenues	109,184	(112,785)								(3,601)
Dividend and interest income	5,094			(151)						4,943
Investment gains (losses)	3,888			(2,426)	(1,373)					89
Other revenues	24,990		(9,383)							15,607
Total revenues	763,190	(112,785)	(11,841)	(2,577)	(1,373)	—	—	—	—	634,614
Less: interest expense	619									619
Net revenues	762,571	(112,785)	(11,841)	(2,577)	(1,373)	—	—	—	—	633,995

Employee compensation and benefits	326,327			(2,634)				(16)		323,677
Promotion and servicing	168,322	(112,785)	(9,252)							46,285
General and administrative	106,950		(2,589)			383		16		104,760
Contingent payment arrangements	443									443
Interest on borrowings	854									854
Amortization of intangible assets	6,461									6,461
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(98)	(98)
Total expenses	609,357	(112,785)	(11,841)	(2,634)	—	383	—	—	(98)	482,382

Operating income	153,214	—	—	57	(1,373)	(383)	—	—	98	151,613
Income taxes	10,470			4		(26)				10,448
Net income	142,744	—	—	53	(1,373)	(357)	—	—	98	141,165
Net income (loss) of consolidated entities attributable to non-controlling interests	1,275				(1,373)				98	—
Net income attributable to AB Unitholders	$141,469	$—	$—	$53	$—	$(357)	$—	$—	$—	$141,165

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Fourth Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$514,515		$(1,228)							$513,287
Bernstein research services	128,409									128,409
Distribution revenues	112,929	(116,576)								(3,647)
Dividend and interest income	8,799			(2,605)						6,194
Investment gains (losses)	(4,185)			882	(3,398)					(6,701)
Other revenues	27,426		(9,495)							17,931
Total revenues	787,893	(116,576)	(10,723)	(1,723)	(3,398)	—	—	—	—	655,473
Less: interest expense	541									541
Net revenues	787,352	(116,576)	(10,723)	(1,723)	(3,398)	—	—	—	—	654,932

Employee compensation and benefits	313,900			(1,195)				(482)		312,223
Promotion and servicing	174,517	(116,576)	(9,495)							48,446
General and administrative	105,188		(1,228)			405		(284)		104,081
Contingent payment arrangements	(3,899)						4,375			476
Interest on borrowings	628									628
Amortization of intangible assets	6,448									6,448
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(252)	(252)
Total expenses	596,782	(116,576)	(10,723)	(1,195)	—	405	4,375	(766)	(252)	472,050

Operating income	190,570	—	—	(528)	(3,398)	(405)	(4,375)	766	252	182,882
Income taxes	9,999			(7)		(120)	(60)	10		9,822
Net income	180,571	—	—	(521)	(3,398)	(285)	(4,315)	756	252	173,060
Net income (loss) of consolidated entities attributable to non-controlling interests	3,146				(3,398)				252	—
Net income attributable to AB Unitholders	$177,425	$—	$—	$(521)	$—	$(285)	$(4,315)	$756	$—	$173,060

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Third Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$496,503		$(1,304)							$495,199
Bernstein research services	112,147									112,147
Distribution revenues	115,513	(119,093)								(3,580)
Dividend and interest income	4,744			(145)						4,599
Investment gains (losses)	(6,278)			1,646	4,374					(258)
Other revenues	27,589		(8,864)							18,725
Total revenues	750,218	(119,093)	(10,168)	1,501	4,374	—	—	—	—	626,832
Less: interest expense	470									470
Net revenues	749,748	(119,093)	(10,168)	1,501	4,374	—	—	—	—	626,362

Employee compensation and benefits	317,259			946				(228)		317,977
Promotion and servicing	173,147	(119,093)	(8,864)							45,190
General and administrative	106,987		(1,304)			980		(138)		106,525
Contingent payment arrangements	476									476
Interest on borrowings	620									620
Amortization of intangible assets	6,551									6,551
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(126)	(126)
Total expenses	605,040	(119,093)	(10,168)	946	—	980	—	(366)	(126)	477,213

Operating income	144,708	—	—	555	4,374	(980)	—	366	126	149,149
Income taxes	9,410			8		(370)		5		9,053
Net income	135,298	—	—	547	4,374	(610)	—	361	126	140,096
Net income (loss) of consolidated entities attributable to non-controlling interests	(4,500)				4,374				126	—
Net income attributable to AB Unitholders	$139,798	$—	$—	$547	$—	$(610)	$—	$361	$—	$140,096

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Second Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$492,348		$(410)							$491,938
Bernstein research services	118,973									118,973
Distribution revenues	110,342	(111,294)								(952)
Dividend and interest income	4,678			(154)						4,524
Investment gains (losses)	828			(3,415)	(136)					(2,723)
Other revenues	27,093		(9,106)							17,987
Total revenues	754,262	(111,294)	(9,516)	(3,569)	(136)	—	—	—	—	629,747
Less: interest expense	614									614
Net revenues	753,648	(111,294)	(9,516)	(3,569)	(136)	—	—	—	—	629,133

Employee compensation and benefits	327,472			(3,663)				(1,406)		322,403
Promotion and servicing	170,230	(111,294)	(9,106)							49,830
General and administrative	105,408		(410)			505		(51)		105,452
Contingent payment arrangements	320									320
Interest on borrowings	768									768
Amortization of intangible assets	6,010									6,010
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(139)	(139)
Total expenses	610,208	(111,294)	(9,516)	(3,663)	—	505	—	(1,457)	(139)	484,644

Operating income	143,440	—	—	94	(136)	(505)	—	1,457	139	144,489
Income taxes	7,008			1		(143)		20		6,886
Net income	136,432	—	—	93	(136)	(362)	—	1,437	139	137,603
Net income (loss) of consolidated entities attributable to non-controlling interests	(3)				(136)				139	—
Net income attributable to AB Unitholders	$136,435	$—	$—	$93	$—	$(362)	$—	$1,437	$—	$137,603

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First Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$454,884									$454,884
Bernstein research services	123,009									123,009
Distribution revenues	106,186	(107,599)								(1,413)
Dividend and interest income	4,101			(179)						3,922
Investment gains (losses)	559			(1,297)	(2,005)					(2,743)
Other revenues	26,680		(8,445)							18,235
Total revenues	715,419	(107,599)	(8,445)	(1,476)	(2,005)	—	—	—	—	595,894
Less: interest expense	801									801
Net revenues	714,618	(107,599)	(8,445)	(1,476)	(2,005)	—	—	—	—	595,093

Employee compensation and benefits	307,033			(1,565)				(613)		304,855
Promotion and servicing	161,244	(107,599)	(8,445)							45,200
General and administrative	109,429					(1,942)		(246)		107,241
Contingent payment arrangements	321									321
Interest on borrowings	781									781
Amortization of intangible assets	5,907									5,907
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(192)	(192)
Total expenses	584,715	(107,599)	(8,445)	(1,565)	—	(1,942)	—	(859)	(192)	464,113

Operating income	129,903	—	—	89	(2,005)	1,942	—	859	192	130,980
Income taxes	11,365			1		33		12		11,411
Net income	118,538	—	—	88	(2,005)	1,909	—	847	192	119,569
Net income (loss) of consolidated entities attributable to non-controlling interests	1,813				(2,005)				192	—
Net income attributable to AB Unitholders	$116,725	$—	$—	$88	$—	$1,909	$—	$847	$—	$119,569

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AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

A.
Adjusted net revenues exclude distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe excluding distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We exclude amortization of deferred sales commissions from net revenues because such costs, over time, essentially offset our distribution revenues. These adjustments have no impact on operating income, but they do have an impact on our operating margin.

B.
We exclude pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues from our adjusted net revenues. These fees have no impact on operating income, but they do have an impact on our operating margin.

C.
Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

D.
Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in net revenues and operating income while only retaining 10% is not reflective of our underlying financial results at the net revenue and operating income level. As a result, we exclude the 90% limited partner interests we do not own from our adjusted net revenues and adjusted operating income.

E.	Real estate (credits)/charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

F.	Recording changes in estimates of the contingent consideration associated with a 2010 acquisition have been excluded because this is not considered part of our core operating results.

G.
Acquisition-related expenses, primarily severance and professional fees incurred as a result of acquisitions in the fourth quarter of 2013 and the second quarter of 2014, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

H.	Net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AB.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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